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EXHIBIT (3)(i) AND (3)(ii) - ARTICLES OF INCORPORATION AND BY-LAWS

    Exhibits 3(a) and (c) were filed as part of Horizon's S-14 Registration Statement, Registration No. 2-287946, on October 4, 1983 and are incorporated herein by reference. Exhibit 3(b) was filed as part of Horizon's 1983 Annual Report on Form 10-K and is incorporated herein by reference. Exhibit 3(b)(ii) was filed as part of Horizon's 1985 Annual Report on Form 10-K and is incorporated herein by reference.